Exhibit 32.1

Certification of Principal Executive Officer

Pursuant to

Section906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

In connection with the Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 (the “Report”) of ICF International, Inc. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Sudhakar Kesavan, Chief Executive Officer of the Registrant, hereby certify that:

(1)	The Report fully complies with the requirements of Section13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

May 15, 2007	/s/ Sudhakar Kesavan
Sudhakar Kesavan,
Chairman, President Chief Executive Officer
(Principal Executive Officer)